UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)(1)(i) On September 21, 2006, microHelix, Inc. ("Company") dismissed the firm of Stonefield Josephson, Inc. ("Stonefield") as our independent registered public accounting firm.

(ii) Stonefield's reports on the Company's financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

(iii) The decision to change accountants was approved by the Company's Audit Committee.

(iv)(A) The Company's decision to change accountants was not the result of any disagreements between Stonefield and us on matters of accounting principles or practices, financial statement disclosure or audit scope or procedures.

(iv)(B) Stonefield advised the Company in connection with its audit for the year ended December 31, 2004 that two adjustments needed to be made with regard to the interim financial statements prepared for the periods ending March 31, 2004 and June 30, 2004. The Company acknowledged that these recommended adjustments to the interim financial statements reflected a material weakness under standards established by the Public Company Accounting Oversight Board. The adjustments were made and the Company's internal controls were changed as disclosed in Item 8A of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

(a)(2)  On September 25, 2006, the Company approved the engagement of Peterson Sullivan PLLC to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006. During the fiscal years ended December 31, 2004 and 2005 and through the date hereof, the Company did not consult Peterson Sullivan PLLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Item 304 (a)(1)(iv) of Regulation S-B.

The Company has requested Stonefield to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Stonefield agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc. (Registrant)

Date: September 26, 2006	/s/ Tyram H. Pettit
Tyram H. Pettit President and Chief Executive Officer